Exhibit 99.1

NEWS RELEASE

CONTACTS:	César García
Chairman and Chief Executive Officer
IRIS International, Inc.
818-709-1244
-or-
Ron Stabiner, The Wall Street Group, Inc.
212-888-4848

FOR IMMEDIATE RELEASE:

IRIS BOARD APPROVES $10 MILLION SHARE REPURCHASE PROGRAM

CHATSWORTH, Calif., August 18, 2010 – IRIS INTERNATIONAL, INC. (NASDAQ GM: IRIS), a leading manufacturer of automated in-vitro diagnostics systems and consumables for use in hospitals and commercial laboratories worldwide, today announced that, effective immediately, its Board of Directors has approved a repurchase program for up to $10 million in shares of the Company’s common stock over a twelve month period.

César García, Chairman, President and Chief Executive Officer, stated, “We believe the authorization of a share repurchase program at this time is a reflection of the Board’s confidence in the future of our business and reaffirms our commitment to enhancing shareholder value.”

The repurchase program will be funded through the Company’s strong cash position. As of June 30, 2010, IRIS International had approximately $37 million in cash with no debt. Share repurchases under this program may be made through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions or otherwise, or by any combination of such methods. The timing and actual number of shares repurchased will depend on a variety of factors including the common share price, corporate and regulatory requirements and other market and economic conditions. The share repurchase program may be suspended or discontinued at any time.

About IRIS International

IRIS International is a leading global in vitro diagnostics company focused on products that analyze particles and living cell forms and structures, or morphology of a variety of body fluids. The Company’s products leverage its strengths in flow imaging technology, particle recognition and automation to bring efficiency to hospital and commercial laboratories. The initial applications for its technology have been in the urinalysis market and the Company is the leading worldwide provider of automated urine microscopy and chemistry systems, with an installed base of more than 2,800 systems in more than 50 countries. The Company is expanding its core imaging and morphology expertise into related markets and is developing applications in hematology and urinary tract infections. In addition, the Company recently acquired a high complexity CLIA-certified molecular pathology laboratory offering differentiated, high value molecular diagnostic services in the rapidly growing field of personalized medicine. The laboratory provides a direct commercial channel for its NADiA® ultra-sensitive nucleic acid detection immunoassay platform, with applications in oncology and infectious disease. For more information, please visit www.proiris.com.

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SAFE HARBOR PROVISION

This press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this news release include statements relating to the timing of, amounts purchased under, funding and methods of implementation of the Company’s share repurchase program. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including the price of the Company’s common stock during the period of the share repurchase program and the Company’s future cash requirements. These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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